Press Release

Contact
Kathy Ta
Vice President, Investor Relations
(408) 601-5697

MAXIM INTEGRATED REPORTS RESULTS FOR THE THIRD QUARTER OF FISCAL 2020

•	Revenue: $562 million

•	Gross Margin: 65.2% GAAP (66.1% excluding special items)

•	EPS: $0.59 GAAP ($0.61 excluding special items)

•	Fiscal fourth quarter revenue outlook: $480 to $540 million

SAN JOSE, CA - April 28, 2020 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $562 million for its third quarter of fiscal 2020 ended March 28, 2020, a 2% increase from the $551 million revenue recorded in the prior quarter, and a 4% increase from the same quarter of last year.

“Our test operations were impacted in the last two weeks of the March quarter as precautionary measures were implemented to protect employees against the spread of COVID-19. However, solid execution by our manufacturing resulted in March quarter financials within the range of our guidance,” said Tunc Doluca, President and Chief Executive Officer. “Looking ahead to the June quarter, we expect our manufacturing operations will run at less than full capacity as we continue to safeguard employee health and expedite product shipments for our Medical customers. We anticipate revenue declines in Automotive and Consumer products, and sequential growth in Industrial as well as Communications and Data Center.”

Fiscal Year 2020 Third Quarter Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the March quarter was $0.59. The results were affected by $7 million in pre-tax special items which primarily consisted of charges related to acquisitions and expenses related to COVID-19 response programs. GAAP earnings per share, excluding special items was $0.61. An analysis of GAAP versus GAAP excluding special items is provided in this press release.

Cash Flow Items
At the end of the third quarter of fiscal 2020, total cash, cash equivalents and short-term investments were $1.7 billion, down $97 million from the prior quarter.
Notable items included:

•	Cash flow from operations: $210 million

•	Capital expenditures: $17 million

•	Dividends paid: $129 million ($0.48 per share)

•	Stock repurchases: $157 million

Trailing twelve months free cash flow was $744 million. Free cash flow is a non-GAAP measure and is defined by cash flow from operations less capital expenditures.

Business Outlook
The Company’s 90-day backlog at the beginning of the June 2020 quarter was $509 million. Based on the beginning backlog, expected turns and constraints on our manufacturing operations, our results for the June 2020 quarter are forecasted to be as follows:

•	Revenue: $480 to $540 million

•	Gross Margin: 64.5% to 66.5% GAAP (65.5% to 67.5% excluding special items)

•	EPS: $0.40 to $0.54 GAAP ($0.43 to $0.57 excluding special items)

Maxim Integrated’s business outlook does not include the potential impact of any special items related to restructuring activity, acquisitions, or other business combinations that may be completed during the quarter.

Dividend
A cash dividend of $0.48 per share will be paid on June 12, 2020, to stockholders of record on May 28, 2020.

Conference Call
Maxim Integrated has scheduled a conference call on April 28 at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal 2020 and its business outlook. An audio webcast of this call can be accessed at the Company’s website at investor.maximintegrated.com.

A presentation summarizing financial information to be discussed on the conference call is posted at investor.maximintegrated.com.

CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
	Three Months Ended
	March 28, 2020		December 28, 2019	March 30, 2019
	(in thousands, except per share data)
Net revenues	$561,916		$551,070	$542,383
Cost of goods sold	195,479		190,546	201,552
Gross margin	366,437		360,524	340,831
Operating expenses:
Research and development	109,091		111,914	107,075
Selling, general and administrative	71,643		76,071	74,116
Intangible asset amortization	756		756	756
Severance and restructuring expenses	523		2,728	1,744
Other operating expenses (income), net	1,077		(1)	—
Total operating expenses (income), net	183,090		191,468	183,691
Operating income (loss)	183,347		169,056	157,140
Interest and other income (expense), net	(1,622)		(17)	3,318
Income (loss) before provision for income taxes	181,725		169,039	160,458
Income tax provision (benefit)	20,535		22,989	29,845
Net income	$161,190		$146,050	$130,613
Earnings per share:
Basic	$0.60		$0.54	$0.48
Diluted	$0.59		$0.53	$0.47
Shares used in the calculation of earnings per share:
Basic	269,003		270,330	273,221
Diluted	271,579		273,269	276,610

Dividends paid per share	$0.48		$0.48	$0.46

SCHEDULE OF SPECIAL ITEMS
(Unaudited)
	Three Months Ended
	March 28, 2020		December 28, 2019	March 30, 2019
	(in thousands)
Cost of goods sold:
Intangible asset amortization	$3,111		$3,111	$5,008
Cost of COVID-19 response programs	2,025		—	—
Total	$5,136		$3,111	$5,008
Operating expenses:
Intangible asset amortization	$756		$756	$756
Severance and restructuring	523		2,728	1,744
Other operating expenses (income), net	1,077	(1)	(1)	—
Total	$2,356		$3,483	$2,500
Interest and other expense (income), net	$(587)		$(1,230)	$(857)
Total	$(587)		$(1,230)	$(857)
Income tax provision (benefit):
Impact of U.S. tax legislation (2)	$—		$—	$(1,056)
Total	$—		$—	$(1,056)

(1) Includes approximately $0.5 million of acquisition-related costs and $0.5 million of cost related to COVID-19 response programs.
(2) Includes effect of U.S. tax legislation enacted on December 22, 2017.

CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 28, 2020	December 28, 2019	March 30, 2019
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1,638,667	$1,720,194	$1,654,563
Short-term investments	47,109	63,006	243,864
Total cash, cash equivalents and short-term investments	1,685,776	1,783,200	1,898,427
Accounts receivable, net	378,273	348,342	381,152
Inventories	220,686	223,958	272,832
Other current assets	25,288	23,797	24,358
Total current assets	2,310,023	2,379,297	2,576,769
Property, plant and equipment, net	564,636	571,359	571,955
Intangible assets, net	44,642	48,509	61,036
Goodwill	532,251	532,251	532,251
Other assets	97,383	95,413	61,843
TOTAL ASSETS	$3,548,935	$3,626,829	$3,803,854

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$83,519	$89,449	$86,798
Price adjustment and other revenue reserves	111,235	105,237	106,011
Income taxes payable	39,809	38,307	44,179
Accrued salary and related expenses	122,220	94,739	128,365
Accrued expenses	31,143	32,739	33,644
Total current liabilities	387,926	360,471	398,997
Long-term debt	993,663	993,303	992,225
Income taxes payable	434,415	433,743	688,780
Other liabilities	112,988	112,803	61,105
Total liabilities	1,928,992	1,900,320	2,141,107

Stockholders' equity:
Common stock and capital in excess of par value	267	270	279
Retained earnings	1,632,325	1,737,528	1,672,938
Accumulated other comprehensive loss	(12,649)	(11,289)	(10,470)
Total stockholders' equity	1,619,943	1,726,509	1,662,747
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,548,935	$3,626,829	$3,803,854

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 28, 2020	December 28, 2019	March 30, 2019
	(in thousands)
Cash flows from operating activities:
Net income	$161,190	$146,050	$130,613
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	23,403	24,067	22,820
Depreciation and amortization	24,141	24,087	27,182
Deferred taxes	(3,161)	(2,684)	(3,955)
Loss (gain) from disposal of property, plant and equipment	145	113	428
Other adjustments	3,265	5,934	(371)
Changes in assets and liabilities:
Accounts receivable	(23,933)	37,005	(14,323)
Inventories	3,308	12,005	6,123
Other assets	(4,710)	(3,377)	3,561
Accounts payable	(2,655)	3,602	(13,372)
Income taxes payable	2,174	(5,792)	20,401
Accrued salary and related expenses	27,481	(1,429)	25,938
Other liabilities	(857)	(2,116)	1,893
Net cash provided by (used in) operating activities	209,791	237,465	206,938
Cash flows from investing activities:
Purchase of property, plant and equipment	(17,068)	(13,670)	(21,257)
Proceeds from sales of property, plant and equipment	97	128	32
Proceeds from sale of available-for-sale securities	—	—	2,939
Proceeds from maturity of available-for-sale securities	15,485	35,146	308,529
Purchases of private company investments	(120)	(516)	(770)
Proceeds from sale of private company investments	173	—	—
Other investing activities	(50)	(33)	(540)
Net cash provided by (used in) investing activities	(1,483)	21,055	288,933
Cash flows from financing activities:
Contingent consideration paid	—	(8,000)	(1,052)
Net issuance of restricted stock units	(11,570)	(7,623)	(9,582)
Proceeds from stock options exercised	7,810	1,338	5,143
Issuance of common stock under employee stock purchase program	—	18,535	—
Repurchase of common stock	(157,003)	(107,957)	(116,991)
Dividends paid	(129,072)	(129,810)	(125,566)
Net cash provided by (used in) financing activities	(289,835)	(233,517)	(248,048)
Net increase (decrease) in cash and cash equivalents	(81,527)	25,003	247,823
Cash and cash equivalents:
Beginning of period	1,720,194	1,695,191	1,406,740
End of period	$1,638,667	$1,720,194	$1,654,563
Total cash, cash equivalents, and short-term investments	$1,685,776	$1,783,200	$1,898,427

ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	March 28, 2020		December 28, 2019	March 30, 2019
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special items:
GAAP gross profit	$366,437		$360,524	$340,831
GAAP gross profit %	65.2%		65.4%	62.8%
Special items:
Intangible asset amortization	3,111		3,111	5,008
Cost of COVID-19 response programs	2,025		—	—
Total special items	5,136		3,111	5,008
GAAP gross profit excluding special items	$371,573		$363,635	$345,839
GAAP gross profit % excluding special items	66.1%		66.0%	63.8%
Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special items:
GAAP operating expenses	$183,090		$191,468	$183,691
Special items:
Intangible asset amortization	756		756	756
Severance and restructuring	523		2,728	1,744
Other operating expenses (income), net	1,077	(1)	(1)	—
Total special items	2,356		3,483	2,500
GAAP operating expenses excluding special items	$180,734		$187,985	$181,191
Reconciliation of GAAP net income to GAAP net income excluding special items:
GAAP net income	$161,190		$146,050	$130,613
Special items:
Intangible asset amortization	3,867		3,867	5,764
Cost of COVID-19 response programs	2,025		—	—
Severance and restructuring	523		2,728	1,744
Other operating expenses (income), net	1,077	(1)	(1)	—
Interest and other expense (income), net	(587)		(1,230)	(857)
Total pre-tax special items	6,905		5,364	6,651
Other income tax effects and adjustments (2)	(2,101)		317	7,506
Impact of U.S. tax legislation (3)	—		—	(1,056)
GAAP net income excluding special items	$165,994		$151,731	$143,714

GAAP net income per share excluding special items:
Basic	$0.62		$0.56	$0.53
Diluted	$0.61		$0.56	$0.52
Shares used in the calculation of earnings per share excluding special items:
Basic	269,003		270,330	273,221
Diluted	271,579		273,269	276,610

(1) Includes approximately $0.5 million of acquisition-related costs and $0.5 million of cost related to COVID-19 response programs.
(2) Includes tax effect of pre-tax special items and miscellaneous tax adjustments.
(3) Includes effect of U.S. tax legislation enacted on December 22, 2017.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim Integrated uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special items related to the cost of COVID-19 response programs; intangible asset amortization; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. We defined free cash flow as net cash provided from operations less gross capital expenditures. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim Integrated’s current performance. Many analysts covering Maxim Integrated use non-GAAP measures as well. Given management’s use of these non-GAAP measures, Maxim Integrated believes these measures are important to investors in understanding Maxim Integrated’s current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim Integrated’s core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP Gross Profit Excluding Special Items
The use of GAAP gross profit excluding special items allows management to evaluate the gross margin of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization and cost of COVID-19 response programs. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim Integrated’s core businesses.

GAAP Operating Expenses Excluding Special Items
The use of GAAP operating expenses excluding special items allows management to evaluate the operating expenses of the Company’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; severance and restructuring, and other operating expenses (income), net. In addition, it is an important component of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP Provision for Income Taxes Excluding Special Items
The use of a GAAP provision for income taxes excluding special items allows management to evaluate the provision for income taxes across different reporting periods on a consistent basis, independent of special items. Special items include the tax impact of pre-tax special items, significant tax audit settlements, significant prior year tax reserve adjustments, significant tax legislation, and significant non-recurring and period specific tax items, which vary in size and frequency.

GAAP Net Income and GAAP Net Income per Share Excluding Special Items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim Integrated’s core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; cost of COVID-19 response programs; severance and restructuring; other operating expenses (income), net; interest and other expense (income), net; and other income tax effects and adjustments. In addition, they are important components of management’s internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim Integrated’s core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company’s business outlook and financial projections for its fourth quarter of fiscal 2020 ending June 2020, which includes revenue, gross margin and earnings per share, as well as the Company’s expectation that its manufacturing operations will run at less than full capacity as it continues to safeguard employee health and expedites product shipments for Medical customers. Further, the Company anticipates revenue declines in Automotive and Consumer products, and sequential growth in Industrial as well as Communications and Data Center for its fourth fiscal quarter. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted, based upon, among other things, general market and economic conditions, market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, the loss of all or a substantial portion of our sales to one or more of our large customers, customer cancellations, price competition and the impact of the recent coronavirus (COVID-19) pandemic, as well as other risks described in the Company’s Annual Report on Form 10-K for the fiscal year ended June 29, 2019 (the “Form 10-K”). The Form 10-K may be found at
https://www.sec.gov/Archives/edgar/data/743316/000074331619000024/0000743316-19-000024-index.htm.

All forward-looking statements included in this news release are made as of the date hereof and based on the information available to the Company as of the date hereof. The Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim Integrated
Maxim Integrated develops innovative analog and mixed-signal products and technologies to make systems smaller and smarter, with enhanced security and increased energy efficiency. We are empowering design innovation for our automotive, industrial, healthcare, mobile consumer, and cloud data center customers to deliver industry-leading solutions that help change the world. Learn more at http://www.maximintegrated.com.

Source: Maxim Integrated Investor Relations